UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2004

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 150 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

On February 9, 2004, the following executive officer resignations and executive officer and Board of Directors appointments were approved by our Board of Directors: Michael C. Wood resigned as our Chief Executive Officer and President and our Board of Directors elected Thomas J. Kalinske as our new Chief Executive Officer and Jerome Perez as our new President; Thomas J. Kalinske resigned as the Chairman of our Board of Directors and Steven B. Fink was appointed by our Board as the new Chairman of the Board. Thomas J. Kalinske continues to serve on our Board of Directors. Michael C. Wood has been appointed our new Chief Vision and Creative Officer and continues to serve on our Board of Directors as our Vice Chairman of the Board. Jerome Perez was appointed to our Board of Directors to fill the vacancy created by an increase in the number of directors on our Board from ten to eleven.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press release dated February 10, 2004 entitled “LeapFrog Enterprises, Inc. Announces the Appointment of Mike Wood to Chief Vision and Creative Officer; Tom Kalinske Moves from Chairman to CEO; Jerry Perez Joins as President; Director Steve Fink Appointed Chairman”

-More-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.
(Registrant)

Date: February 10, 2004	By:	/s/ JAMES. P. CURLEY
James. P. Curley
Chief Financial Officer

-More-

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 10, 2004 entitled “LeapFrog Enterprises, Inc. Announces the Appointment of Mike Wood to Chief Vision and Creative Officer; Tom Kalinske Moves from Chairman to CEO; Jerry Perez Joins as President; Director Steve Fink Appointed Chairman”

-More-